Exhibit 4.6
BYLAWS
OF
WILLIAMS PARTNERS FINANCE CORPORATION
A Delaware Corporation
Date of Adoption:
June 12, 2006

BYLAWS
OF
WILLIAMS PARTNERS FINANCE CORPORATION
ARTICLE I
OFFICES
          The principal office of the Corporation in the State of Delaware shall be at 1209 Orange Street, Wilmington, Delaware 19801. The name of the Corporation’s registered agent at that address is The Corporation Trust Company.
          The Corporation may, in addition to its principal office in the State of Delaware, establish and maintain an office or offices at such other places as the Board of Directors may from time to time deem necessary or desirable.
ARTICLE II
STOCKHOLDERS MEETING
          Section 1. Place of Meetings. The Annual Meeting of the stockholders for the election of directors and any Special Meetings of Stockholders shall be held at such time and place as shall be stated in the notice of such meeting.
          Section 2. Annual Meetings. The annual meeting of the stockholders for the election of directors and or the transaction of any other business properly presented for action at such meeting shall be held at such time and place as shall be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Such annual meetings shall be general meetings, that is to say, open for transaction of any business within the powers of the Corporation without special notice of such business, except in any case in which notice is required by federal, state or local law, by the Certificate of Incorporation, or by these Bylaws. In the event business is presented for action at such annual meeting which, in the opinion of the ranking executive officer of the Corporation attending such meeting, requires the giving of prior notice of such business to stockholders, no action shall be taken on such business at such meeting unless and until proof of timely adequate notice of such business shall have been filed with and accepted the ranking executive officer of the Corporation attending such meeting.
          Section 3. Special Meetings. Special meetings of the stockholders may be called by the President, and shall be called by the President, a Vice President, the Secretary or an Assistant Secretary, at the request in writing of a majority of the Board of Directors, or of a majority of the Executive Committee, or of stockholders owning a majority of the outstanding shares having voting power. Such request shall state the purpose or purposes of the proposed meeting.
          Section 4. Notice. Written notice of the place, date and hour of all meetings, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or at the direction of the Chairman of the Board (if any) or the President, the Secretary or the

other person(s) calling the meeting to each stockholder entitled to vote thereat not less than 10 nor more than 60 days before the date of the meeting. Such notice may be delivered either personally or by mail. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.
          Section 5. Proxies. At any meeting of the stockholders each stockholder entitled to vote may vote either in person or by proxy, but no proxy shall be voted on after three years from its date, unless such proxy shall, on its face, name a longer period for which it is to remain in force. Such proxy shall be in writing, subscribed by the stockholder or his duly authorized attorney, but need not be sealed, witnessed or acknowledged, and shall be filed with the Secretary at or before the meeting.
          Section 6. Quorum. At any annual or special meeting of stockholders a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall constitute a quorum, except as otherwise provided by law, but if at any meeting of the stockholders there be less than a quorum present, the stockholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.
          Section 7. Voting. Except as otherwise expressly required by statute, the Certificate of Incorporation or these Bylaws, each stockholder shall at each meeting of the stockholders be entitled to one vote in person or by proxy for each share of stock of the Corporation entitled to be voted thereat held by him and registered in his name on the books of the Corporation:
          (a) on such date as may be fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors; or
          (b) in the event that no record date shall have been so fixed, on the date of such meeting; provided, however, that, except where a record date shall have been so fixed, no share of stock of the Corporation shall be voted at any election of directors which shall have been transferred on the books of the Corporation within 20 days prior to such election of directors.
          The vote for directors, and, upon the demand of any stockholder, the vote upon any question before the meeting shall be by ballot. Except as otherwise provided by law or the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality vote of the stockholders present or represented at the meeting, and each other question properly presented to any meeting of stockholders shall be decided by a majority of the votes cast on the question entitled to vote thereon.
          Section 8. List of Stockholders. A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the residence of each, and the number of voting shares held by each, shall be prepared and filed in the office where the election is to be held at least ten days before every election, and shall at all times during the usual hours for business during the said ten days and during the whole time of said election be open to the examination of any stockholder.
          Section 9. Judges of Election. Whenever a vote at a meeting of stockholders shall be by ballot, the polls shall be opened and closed, the proxies and ballots shall be received, and all questions pertaining to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by two Judges of Election. Such Judges of Election shall be appointed by the Board of Directors before or at the meeting, or in default thereof, by the officer presiding at the meeting, and shall be sworn to the faithful performance of their duties. If any Judge of Election previously appointed shall fail to attend or refuse or be unable to serve, a substitute shall be appointed by the presiding officer.
ARTICLE III
DIRECTORS
          Section 1. Powers. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, the property, business and affairs of the Corporation shall be managed by the Board of Directors.
          Section 2. Number and Tenure. The Board of Directors shall consist of no less than 3 nor more than 11 members as the Board may determine from time to time by Resolution of the Board of Directors. Directors shall hold office until the next annual election and until their successors shall be duly elected and qualified. The Board of Directors shall keep full and fair records and accounts of its proceedings and transactions. Directors need not be stockholders.
          Section 3. Regular Meetings. The Board of Directors shall meet for the election of officers and for the transaction of any other business as soon as practicable after the annual meeting of stockholders. Other regular meetings of the Board may be held at such times and places as the Board may from time to time determine. No notice of any such annual or regular meeting of the Board need be given.
          Section 4. Special Meetings. Special meetings of the Board of Directors shall be called by the Secretary or any Assistant Secretary at the request of the Chairman of the Board and Chief Executive Officer, the President or of any two directors. Notice of the time and place of any special meeting of the Board of Directors shall be mailed, postage prepaid, to each director at least 48 hours before the time at which the meeting is to be held, or shall be sent by confirmed facsimile transmission or other form of electronic communication, or be delivered personally or by telephone, at least 24 hours before the time at which such meeting is to be held. Notice of any special meeting need not be given to any director who shall waive notice thereof. Any meeting of the Board of Directors shall be a legal meeting without notice thereof having been given, if all the directors of the Corporation then holding office shall be present thereat.
          Section 5. Place of Meetings. Meetings of the Board of Directors may be held at such places in or out of the State of Delaware as may be fixed by the Board or designated in the notice of the meeting, except that the annual meeting of the Board, if held without notice, shall be held at the principal executive office of the Corporation.

          Section 6. Quorum. One third (1/3) (?) of the Board of Directors, but not less than two directors, shall constitute a quorum for the transaction of business, but if, at any meeting of the Board of Directors, there be less than a quorum present, a majority of the directors present may, without further notice, adjourn the same from time to time until a quorum shall attend. A majority of such quorum shall decide any questions that may come before the meeting.
          Section 7. Resignations. A resignation from the Board of Directors shall be deemed to take effect upon its receipt by the Corporation unless otherwise specified therein.
          Section 8. Vacancies. Vacancies in the Board of Directors created on account of death, resignation, disqualification or other causes, or resulting from an increase in the authorized number of directors, shall be filled by a majority of the remaining directors, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors shall be duly elected and qualified unless sooner displaced; provided, however, that if the remaining directors shall constitute less than a majority of the whole Board of Directors, upon application of any stockholder or stockholders holding at least 10% of the total number of shares of the capital stock of the Corporation at the time outstanding having the right to vote for directors, an election to fill any such vacancy or vacancies or to replace the director or directors chosen by the remaining directors as aforesaid may be held as provided in Section 223 of the General Corporation Law of the State of Delaware.
          Section 9. Removal. At any meeting of the stockholders called for the purpose any director may, by vote of stockholders entitled to cast a majority of the votes, be removed from office with or without cause, and another be appointed in the place of the person so removed, to serve for the remainder of his term.
          Section 10. Compensation. Directors shall receive such compensation for their services as shall be fixed from time to time by resolution of the Board of Directors. Nothing in this Section shall be construed to preclude a director from serving the Corporation in any other capacity and receiving compensation therefore.
ARTICLE IV
COMMITTEES
          Section 1. Executive Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate not less than three of the directors then in office (at least one of whom shall be the Chairman of the Board of Directors or the President of the Corporation) to constitute an Executive Committee. Terms of members of the Executive Committee shall be at the pleasure of the Board of Directors but only while a member remains a director. If the Chairman of the Board is a member of the Executive Committee, he shall be Chairman of the Committee; otherwise, the Chairman of the Executive Committee may either be designated by the Board of Directors or elected by the members of the Committee. To the extent permitted by law or except as here or by resolution of the Board of Directors otherwise provided, during the intervals between meetings of the Board of Directors, the Executive Committee shall possess and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation. An action of the Executive Committee taken within the scope of its authority shall be an act of the Board of Directors. All action taken by the Executive

Committee shall be reported to the Board of Directors at its regular meeting next succeeding such action, but failure to so render such report shall not invalidate any such action. Vacancies in the Executive Committee shall be filled by the Board of Directors, but during the temporary absence of a member of the Executive Committee, the remaining members of the Executive Committee may appoint a member of the Board of Directors to act in the place of such absent member.
          Section 2. Meetings and Records of Executive Committee. Subject to the provisions of these Bylaws, the Executive Committee shall fix its own rules of procedure and shall meet as provided by such rules or by resolution of the Board of Directors, and it shall also meet at the call of the Chairman of the Board or President of the Corporation or of any two members of the Committee. Notice of meetings of the Executive Committee may be given orally, by telephone, or in any other manner that reasonably assures receipt thereof and no minimum advance notice shall be required. No notice shall be required for any meeting of the Executive Committee in which a majority of its members participate, action may be taken by the Executive Committee in any manner permitted for directors’ actions or meetings under Delaware law, and action taken by a majority of the members of the Executive Committee shall constitute the action of the Executive Committee. Two members of the Executive Committee shall constitute a quorum. The Executive Committee shall keep records of its proceedings and transactions.
          Section 3. Other Committees. The Board of Directors may by resolution provide for such other standing or special committees as it deems desirable and discontinue the same at pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board of Directors. If provision be made for any such committee, the members thereof shall be appointed by the Board of Directors and shall serve during the pleasure of the Board. Vacancies in such committees shall be filled by the Board of Directors. Section 2 of this Article IV shall also apply to the meetings of such other committees mutatis mutandis.
ARTICLE V
OFFICERS
          Section 1. General. The officers of the Corporation may consist of a Chairman of the Board and Chief Executive Officer, one or more Vice Chairmen of the Board, a President, a Chief Operating Officer, one or more Executive Vice Presidents, Senior Vice Presidents and Vice Presidents (some of whom may have particular authority and responsibilities as designated in their titles by the Board of Directors), a Chief Financial Officer, a General Counsel, a Secretary, a Controller, a Treasurer and such Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers or other subordinate officers as may from time to time be designated by the Board of Directors. One person may hold more than one office, and no officer, except the Chairman of the Board and Chief Executive Officer, any Vice Chairman of the Board and the President, need be a director. These said officers shall have all the usual powers and shall perform all of the usual duties incident to their respective offices and shall, in addition, perform such other duties as shall be assigned to them from time to time by the Board of Directors. In its discretion, the Board of Directors may leave unfilled any office, except that there shall always be either a Chairman of the Board and Chief Executive Officer or a President of the Corporation.

          (A) Chairman of the Board and Chief Executive Officer. The Chairman of the Board and Chief Executive Officer shall preside at all meetings of stockholders and of the Board of Directors, shall have general management of the business of the Corporation and shall have supervisory authority over the general policies and business of the Corporation, and may sign and execute all instruments, stock certificates, bonds, contracts, and other obligations and documents in the name of the Corporation and shall exercise such other powers as the Board of Directors may from time to time direct. The Chairman of the Board and Chief Executive Officer may exercise all powers granted to the President by other provisions of these Bylaws. The Chairman of the Board and Chief Executive Officer may from time to time delegate all, or any, of his powers and duties to one or more of the President and any Vice Chairman of the Board.
          (B) Vice Chairman of the Board. Each Vice Chairman of the Board shall have such powers and duties as may be delegated to such Vice Chairman by the Chairman of the Board and Chief Executive Officer. In addition, in the absence of the Chairman of the Board and Chief Executive Officer, the Vice Chairman of the Board present senior in age shall preside at all meetings of stockholders and of the Board of Directors.
          Section 2. President. The President shall, subject to the powers of supervision and control conferred upon the Chairman of the Board and Chief Executive Officer, be the chief operating officer of the Corporation and shall have all necessary powers to discharge such responsibility including the powers to sign and execute all authorized instruments, bonds, contracts and other obligations in the name of the Corporation and such other powers as the Board of Directors may from time to time direct. In the event that the office of the Chairman of the Board and Chief Executive Officer is unfilled, the President shall in addition have the authority and responsibilities of the Chairman of the Board and Chief Executive Officer as specified in Section 1(A) of this Article V.
          Section 3. Executive Vice Presidents, Senior Vice Presidents, and Vice Presidents. Each Executive Vice President, Senior Vice President, or Vice President shall exercise general supervision and have executive control of such departments of the Corporation’s business, or perform such other executive duties as shall from time to time be assigned to him by the Board of Directors or by the President. The Board of Directors shall have the power to designate particular areas of authority and responsibility of an Executive Vice President, Senior Vice President, or Vice President and to indicate such designation in such officer’s title. In case of the absence or disability of the President, each Executive Vice President (without regard to whether his title specifies particular areas of authority and responsibility) and each Senior Vice President and Vice President whose title does not designate specific areas of authority and responsibility shall be vested with all the powers of the President in respect of the signing and execution of any contracts or other papers requiring the signature of the President. In the case of each Senior Vice President or Vice President whose title indicates one or more specific areas of authority and responsibility, such Senior Vice President’s or Vice President’s authority and responsibilities shall be limited to the area or areas designated in such Senior Vice President’s or Vice President’s title as specified by the Board of Directors.
          Section 4. Secretary. The Secretary shall keep the minutes of the meetings of the stockholders and of the Board of Directors and of the Executive Committee, in books provided for the purpose; he shall see that all notices are duly given in accordance with the provision of these Bylaws, or as required by law; he shall be custodian of the records and of the corporate seals of the Corporation; and, in general, he shall perform all duties incident to the office of a Secretary of a corporation, and such other duties, as, from time to time, may be assigned to him by the Board of Directors. The Secretary may sign, with the President or a Vice President, certificates of the stock of the Corporation. The Secretary shall be sworn to the faithful discharge of his duty.
          Section 5. Controller. The Controller shall have charge of the supervision of the accounting system of the Corporation, including the preparation and filing of all reports required by law to be made to any public authorities and officials. He shall perform such other duties as are usually associated with his office or as shall be assigned to him by the Board of Directors or the President.
          Section 6. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; he may sign, with the President or a Vice President, certificates of stock of the Corporation; and, in general, shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as may be assigned to him by the Board of Directors.
          Section 7. Assistant Officers. Each assistant officer shall perform such duties and have such responsibilities as may be delegated to him by the superior officer to whom he is made responsible by designation of the President, or as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any executive officer to appoint and remove assistant officers and prescribe the powers and duties thereof.
          Section 8. Officers Holding Two or More Offices. Any two of the above mentioned offices, except those of President and a Vice President or President and Secretary, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument be required by law, by the Certificate of Incorporation, or by these Bylaws, to be executed, acknowledged or verified by any two or more officers.
          Section 9. Voting of Other Stock. Unless specifically directed otherwise by resolution of the Board of Directors, the President shall have full power and authority on behalf of the Corporation to vote the stock of any other corporation owned or held by the Corporation at any meeting of the stockholders of such other corporation, or to execute the written consent of this Corporation to any action that may be taken by the stockholders of such other corporation without a meeting.
          Section 10. Compensation. The Board of Directors shall have power to fix the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

          Section 11. Removal. Any officer of the Corporation may be removed, without cause, by the Board of Directors at a meeting called for that purpose, or (except in case of an officer elected by the Board of Directors) by an officer upon whom such power of removal may have been conferred.
ARTICLE VI
FISCAL YEAR
          The fiscal year of the Corporation shall end on the thirty first (31st) day of December in each year, or on such other day as may be fixed from time to time by the Board of Directors.
ARTICLE VII
STOCK
          Section 1. Certificates. Certificates of stock shall be issued in such form as may be approved by the Board of Directors and shall be signed by the President, a Sr. Vice President , or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, and, to the extent one is authorized by the Board of Directors, sealed with the seal of the Corporation; provided, however, that where any such certificate is signed by a Transfer Agent and by a Registrar, the signature of any such President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary and, to the extent one is authorized by the Board of Directors, the seal of the Corporation upon such certificates may be facsimiles engraved or printed thereon.
          Section 2. Transfer Agents and Registrars. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, registration, and transfer of certificates of stock, and may appoint Transfer Agents and Registrars thereof.
          Section 3. Closing of Books. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding 60 days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding 60 days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

          Section 4. Lost, Mutilated, or Destroyed Certificates. In case any certificate of stock is lost, mutilated or destroyed, the Board of Directors may authorize the issue of a new certificate in place thereof upon such terms and conditions as it may deem advisable.
ARTICLE VIII
SIGNATURES
          Section 1. Checks. All checks, drafts, notes or other obligations of the Corporation shall be signed by the President and/or a Vice President, and/or the Treasurer, Assistant Treasurer, Controller or by any person or persons thereunto authorized by the Board of Directors or the Executive Committee.
          Section 2. Endorsements. All endorsements, assignments, transfers, stock powers or other instruments of transfer of securities standing in the name of the Corporation shall be executed for and in the name of the Corporation by the President or a Vice President, and the Secretary or an Assistant Secretary, or by any person or persons thereunto authorized by the Board of Directors or of the Executive Committee.
          Section 3. Proxies. Except as otherwise authorized or directed from time to time by the Board of Directors or the Executive Committee, the President of the Corporation, or in his absence or disability, a Vice President of the Corporation, may authorize from time to time the signature and issuance of proxies to vote upon, and/or of consents or waivers in respect of, shares of stock of other corporations standing in the name of the Corporation. All such proxies, consents or waivers shall be signed in the name of the Corporation by the President or a Vice President and the Secretary or an Assistant Secretary.
ARTICLE IX
NOTICE OF MEETINGS
          Whenever any notice is required to be given by law, the Certificate of Incorporation or under the provisions of these bylaws, said notice shall be deemed to be sufficient if given (i) by telegraphic, cable or wireless transmission or (ii) by deposit of the same in a post office box in a sealed prepaid wrapper addressed to the person entitled thereto at his post office address, as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such transmission or mailing, as the case may be.
          Whenever notice is required to be given by law, the Certificate of Incorporation or under any of the provisions of these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation, the bylaws or applicable law.

ARTICLE X
AMENDMENTS
          These Bylaws may be altered or amended by the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote thereon at any regular or special meeting of the stockholders, if notice of the proposed alteration or amendment be contained in the notice of meeting, or by the affirmative vote of a majority of the Board of Directors.